Exhibit 99.1

January 30, 2019
Limelight Networks Reports 2018 Fourth Quarter and Full Year Financial Results

•	Q4 Revenue of $44.0 million

•	Q4 GAAP EPS of $(0.05) and Non-GAAP EPS of break-even

•	Full year 2018 revenue of $195.7 million

•	Full year 2018 GAAP EPS of $0.09 and Non-GAAP EPS of $0.12

•	Cash and marketable securities of $50.5 million
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of edge cloud services, today reported revenue of $44.0 million for the fourth quarter of 2018, down 9 percent, compared to $48.2 million in the fourth quarter of 2017. Currency negatively impacted year-over-year comparison by $0.2 million.
Gross margin was 40.7% in the fourth quarter of 2018, a decrease of 700 basis points from 47.7% in the fourth quarter of 2017.
Limelight reported a net loss of $5.2 million, or $0.05 per basic share for the fourth quarter of 2018, compared to a net loss of $0.9 million, or $0.01 per basic share in the fourth quarter of 2017.
Non-GAAP net income was $0.3 million or break-even per basic share for the fourth quarter of 2018, compared to non-GAAP net income of $3.9 million, or $0.04 per basic share in the fourth quarter of 2017.
EBITDA was negative $0.9 million for the fourth quarter of 2018, compared to $3.9 million for the fourth quarter of 2017. Adjusted EBITDA was $4.6 million for the fourth quarter of 2018 compared to $8.7 million for the fourth quarter of 2017.
For the full year ended December 31, 2018, Limelight reported revenue of $195.7 million, an increase of 6% compared to $184.4 million for the year ended December 31, 2017. Gross margin was 47.8% for the year ended December 31, 2018; an increase of 20 basis points compared to 47.6% for the year ended December 31, 2017.
Limelight reported net income of $9.8 million, or $0.09 per basic share, for the year ended December 31, 2018, compared to a net loss of $7.6 million, or $0.07 per basic share, in 2017. Net income for the full year of 2018 includes $14.9 million, or $0.13 per basic share, of non-operating income related to the settlement and patent license agreement.
Non-GAAP net income was $13.7 million, or $0.12 per basic share, for the year ended December 31, 2018, compared to non-GAAP net income of $10.6 million, or $0.10 per basic share, in 2017.
EBITDA was $28.7 million for the year ended December 31, 2018, compared to $12.4 million for the year ended December 31, 2017. Adjusted EBITDA was $32.5 million for the year ended December 31, 2018, compared to $30.7 million for the year ended December 31, 2017.
Limelight ended the fourth quarter with 563 employees and employee equivalents, up from 551 at the end of the third quarter of 2018, and up from 533 at the end of 2017.
Commenting on the fourth quarter and full year results, Chief Executive Officer, Robert Lento said, “We made some tough choices in the latter half of 2018, as new revenue grew slower than planned. As we closed the year, we were increasingly encouraged by the pace of business growth, including delivering all-time record traffic in December. In addition, the fourth quarter was marked by substantial progress in marketing our new products, launching a strategic partnership with Ericsson, putting in place new leadership for sales, and dedicating a new leader for our Edge services.
“Traffic volumes continue to grow at healthy rates, and customer satisfaction, as measured by Net Promoter Score, remains strong. We expect sequential growth each quarter in 2019, and stronger

Exhibit 99.1

growth rates than 2018. Revenues from our initiatives in Edge computing and Realtime Streaming, and from our partnership with Ericsson, should meaningfully contribute to overall growth. At the same time, we continue to invest in geographic expansion, with an emphasis on Latin America. Revenue from China, India and Brazil should grow at significantly higher rates than the corporate average.
“While our 2019 guidance is ambitious, we’re entering the year with significant momentum, and the preparatory work underpinning our continued growth is well underway. Thank you for your support.”
Based on current conditions, our full-year 2019 guidance is as follows:

Limelight Networks, Inc.
2019 Guidance

	2019	2018	2017
Revenue	$215 to $225 million	$195.7 million	$184.4 million

GAAP Basic EPS	Break-even to $0.10	$0.09	$(0.07)

Non-GAAP EPS	$0.10 to $0.20	$0.12	$0.10

Adjusted EBITDA	$30 to $40 million	$32.5 million	$30.7 million

Capital expenditures	$20 to $24 million	$16.1 million	$20.7 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2018	September 30, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,383	28,678	$20,912
Marketable securities	25,083	23,957	28,404
Accounts receivable, net	26,041	26,147	32,381
Income taxes receivable	122	154	98
Prepaid expenses and other current assets	14,789	17,859	5,397
Total current assets	91,418	96,795	87,192
Property and equipment, net	27,378	27,392	28,991
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,462	1,590	1,506
Goodwill	76,407	76,683	77,054
Other assets	2,220	2,434	1,665
Total assets	$198,925	204,934	$196,448
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,216	8,976	$4,439
Deferred revenue	1,883	853	1,187
Income taxes payable	124	111	452
Provision for litigation	9,000	13,500	18,000
Other current liabilities	12,922	13,804	18,507
Total current liabilities	33,145	37,244	42,585
Deferred income taxes	152	174	144
Deferred revenue, less current portion	42	68	16
Provision for litigation, less current portion	—	—	9,000
Other long-term liabilities	435	385	558
Total liabilities	33,774	37,871	52,303
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 114,246, 113,198 and 110,824 shares issued and outstanding at December 31, 2018, September 30, 2018 and December 31, 2017, respectively	114	113	111
Additional paid-in capital	513,682	509,846	502,312
Accumulated other comprehensive loss	(10,033)	(9,477)	(8,328)
Accumulated deficit	(338,612)	(333,419)	(349,950)
Total stockholders’ equity	165,151	167,063	144,145
Total liabilities and stockholders’ equity	$198,925	204,934	$196,448

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
	2018	2018	Change	2017	Change	2018	2017	Change
Revenue	$43,992	$49,315	(11)%	$48,186	(9)%	$195,670	$184,360	6%
Cost of revenue:
Cost of services (1)	22,141	21,519	3%	20,665	7%	85,920	78,423	10%
Depreciation — network	3,941	3,761	5%	4,544	(13)%	16,277	18,138	(10)%
Total cost of revenue	26,082	25,280	3%	25,209	3%	102,197	96,561	6%
Gross profit	17,910	24,035	(25)%	22,977	(22)%	93,473	87,799	6%
Gross profit percentage	40.7%	48.7%		47.7%		47.8%	47.6%
Operating expenses:
General and administrative (1)	7,482	7,851	(5)%	8,656	(14)%	32,372	32,053	1%
Sales and marketing (1)	9,484	9,766	(3)%	8,997	5%	39,553	36,098	10%
Research and development (1)	5,781	5,882	(2)%	5,965	(3)%	24,075	25,342	(5)%
Depreciation and amortization	476	616	(23)%	587	(19)%	2,313	2,376	(3)%
Total operating expenses	23,223	24,115	(4)%	24,205	(4)%	98,313	95,869	3%
Operating (loss) income	(5,313)	(80)	NM	(1,228)	NM	(4,840)	(8,070)	(40)%
Other income (expense):
Interest expense	(10)	(10)	NM	(38)	NM	(86)	(80)	NM
Interest income	230	177	NM	128	NM	670	494	NM
Settlement and patent license income	—	—	NM	—	NM	14,900	—	NM
Other, net	90	(246)	NM	204	NM	(264)	452	NM
Total other income (expense)	310	(79)	NM	294	NM	15,220	866	NM
Loss (income) before income taxes	(5,003)	(159)	NM	(934)	NM	10,380	(7,204)	NM
Income tax expense (benefit)	190	113	NM	(22)	NM	538	426	NM
Net (loss) income	$(5,193)	$(272)	NM	$(912)	NM	$9,842	$(7,630)	NM

Net income (loss) per share:
Basic	$(0.05)	$—		$(0.01)		$0.09	$(0.07)
Diluted	$(0.05)	$—		$(0.01)		0.08	(0.07)

Weighted average shares used in per share calculation:
Basic	113,578	112,760		110,128		112,114	108,814
Diluted	113,578	112,760		110,128		120,010	108,814

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2017	2018	2017
Share-based compensation:
Cost of services	$756	$352	$375	$1,815	$1,450
General and administrative	2,792	1,887	1,729	8,458	6,502
Sales and marketing	963	638	622	2,837	2,470
Research and development	974	544	576	2,720	2,322
Total share-based compensation	$5,485	$3,421	$3,302	$15,830	$12,744

Depreciation and amortization:
Network-related depreciation	$3,941	$3,761	$4,544	$16,277	$18,138
Other depreciation and amortization	476	616	587	2,313	2,376
Total depreciation and amortization	$4,417	$4,377	$5,131	$18,590	$20,514

Net decrease in cash, cash equivalents and marketable securities:	$(2,169)	$7,065	$(8,376)	$1,150	$(16,871)

End of period statistics:
Approximate number of active customers	649	667	717	649	717

Number of employees and employee equivalents	563	551	533	563	533

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2017	2018	2017
Operating activities
Net (loss) income	$(5,193)	$(272)	$(912)	$9,842	$(7,630)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,417	4,377	5,131	18,590	20,514
Share-based compensation	5,485	3,421	3,302	15,830	12,744
Settlement and patent license income	—	—	—	(14,900)	—
Foreign currency remeasurement (gain) loss	(65)	64	140	(162)	798
Deferred income taxes	103	(16)	(108)	17	(325)
Gain on sale of property and equipment	(6)	(18)	(316)	(137)	(410)
Accounts receivable charges	449	157	217	902	949
Amortization of premium on marketable securities	33	24	55	115	283
Changes in operating assets and liabilities:
Accounts receivable	(343)	5,558	(3,886)	5,438	(5,912)
Prepaid expenses and other current assets	64	(2,757)	(887)	(2,466)	(342)
Income taxes receivable	25	7	4	(31)	38
Other assets	201	(192)	249	(558)	270
Accounts payable and other current liabilities	(1,807)	3,058	(730)	(4,333)	4,019
Deferred revenue	1,004	(82)	(507)	1,089	(957)
Income taxes payable	17	(113)	69	(333)	249
Payments related to litigation, net	(1,520)	(1,520)	(4,500)	(9,060)	(18,000)
Other long term liabilities	51	(4)	(206)	(121)	(790)
Net cash provided by (used in) operating activities	2,915	11,692	(2,885)	19,722	5,498
Investing activities
Purchases of marketable securities	(4,669)	(15,962)	(4,547)	(20,631)	(14,930)
Sale and maturities of marketable securities	3,500	8,850	13,012	23,865	30,756
Purchases of property and equipment	(5,618)	(4,214)	(4,919)	(16,113)	(20,725)
Proceeds from sale of property and equipment	4	18	14	135	97
Net cash (used in) provided by investing activities	(6,783)	(11,308)	3,560	(12,744)	(4,802)
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(985)	(996)	(1,925)	(4,793)	(4,496)
Cash paid for the purchase of common stock	—	—	—	(3,800)	—
Proceeds from employee stock plans	1,374	737	1,448	6,173	2,648
Net cash provided by (used in) financing activities	389	(259)	(477)	(2,420)	(1,848)
Effect of exchange rate changes on cash and cash equivalents	184	(166)	(30)	(87)	330
Net increase (decrease) in cash and cash equivalents	(3,295)	(41)	168	4,471	(822)
Cash and cash equivalents, beginning of period	28,678	28,719	20,744	20,912	21,734
Cash and cash equivalents, end of period	$25,383	$28,678	$20,912	$25,383	$20,912
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net loss, adjusted to exclude the settlement and patent license income, provision for litigation, share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude the settlement and patent license income, provision for litigation, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they

Exhibit 99.1

provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non- GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2018		September 30, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net (loss) income	$(5,193)	$(0.05)	$(272)	$—	$(912)	$(0.01)	$9,842	$0.09	$(7,630)	$(0.07)
Settlement and patent license income	—	—	—	—	—	—	(14,900)	(0.13)	—	—
Share-based compensation	5,485	0.05	3,421	0.03	3,302	0.03	15,830	0.14	12,744	0.12
Litigation expenses	3	—	19	—	1,470	0.01	2,907	0.03	5,518	0.05
Non-GAAP net income	$295	$—	$3,168	$0.03	$3,860	$0.04	$13,679	$0.12	$10,632	$0.10

Weighted average shares used in per share calculation:		113,578		112,760		110,128		112,114		108,814

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
U.S. GAAP net (loss) income	$(5,193)	$(272)	$(912)	$9,842	$(7,630)
Depreciation and amortization	4,417	4,377	5,131	18,590	20,514
Interest expense	10	10	38	86	80
Interest and other (income) expense	(320)	69	(332)	(406)	(946)
Income tax expense (benefit)	190	113	(22)	538	426
EBITDA	$(896)	$4,297	$3,903	$28,650	$12,444
Settlement and patent license income	—	—	—	(14,900)	—
Share-based compensation	5,485	3,421	3,302	15,830	12,744
Litigation expenses	3	19	1,470	2,907	5,518
Adjusted EBITDA	$4,592	$7,737	$8,675	$32,487	$30,706
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of January 30, 2019, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, Inc. (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, and read follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2019 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ